Exhibit 10.37

TRANSITION & RELEASE AGREEMENT

This is an agreement between you, Carter D. Mack (hereinafter “you” or “your”) and JMP Group LLC, a Delaware limited liability company, and JMP Securities LLC, a Delaware limited liability company, on behalf of themselves, their present and former parent companies, subsidiaries and affiliated entities, and their respective predecessors, successors, assigns, shareholders, officers, directors, executive and other committee members, managers, employees, agents, attorneys, insurers and others acting on their behalf, and each of their respective predecessors, successors and assigns (hereinafter collectively referred to as “JMP,” “we,” “us” or the “Company”). This agreement will set forth the terms of your transition and anticipated departure from JMP (other than your continuing role as a director of JMP Group LLC) in addition to providing you certain consideration in exchange for your release of claims described below.

Accordingly, each of us and you agree to the following provisions:

1.     Continued Employment, Continued Board Membership; Deferred Compensation. Your employment with JMP Securities LLC will automatically end on January 1, 2022 (the “Separation Date”). The period between the Effective Date of this Agreement and the Separation Date is the “Transition Period.” During the Transition Period, subject to your compliance with the terms of this agreement, you shall remain an employee of JMP Securities LLC as a Transition Advisor performing such transition services as the Company may dictate or require upon prior notice to you. Notwithstanding such continued employment, on Friday, July 24, 2020 (the “Resignation Date”), you shall be deemed to have resigned your position as President of JMP Group LLC, your membership on the executive committee of JMP Group LLC, and any officer, director or committee position you hold at any subsidiary of JMP Group LLC. In addition, JMP will promptly remove you as member of the Board of Managers of Medalist Partners Corporate Finance LLC.

(a)

Notwithstanding the foregoing, you will continue in your role as a director of JMP Group LLC through the end of your term and any subsequent terms to which you are elected subject to your resignation or removal under the terms of the JMP Group LLC limited liability company agreement. You will receive no additional compensation for serving as a director.

(b)

Notwithstanding your anticipated separation from service, the deferred compensation to be paid to you pursuant to the Election Form and Participation Agreements dated February 26, 2019 and February 10, 2020 will continue to vest and shall be paid according to the terms of the deferred compensation subject to your compliance with the Participant Covenants in Section 4 therein.

2.     Transition Compensation; Employment. In exchange for the release described in Paragraph 5 below, and your Supplemental Release provided in Paragraph 23 below, and in consideration for your compliance with the terms of this Transition Agreement, and provided that you: (1) deliver by August 21, 2020 to the Company’s Director of Human Resources, Allison Miller, a fully signed original of this agreement, and (2) do not revoke this agreement as described in Paragraph 8(c) below, you will be eligible to receive the following Transition Compensation, according to the terms below.

(a)

Transition Compensation. You will be eligible to receive compensation for (i) transition services with respect to your assistance in transferring to employees of the Company the scope of your duties and long standing knowledge regarding the Company, (ii) advice on business development, engagements, projects and reports, (iii) your cooperation with regard to any third party claims that may arise prior to January 1, 2022, and (iv) such other advice or services as the Company may reasonably request that were within the scope of your duties as President of JMP. The Transition Compensation will be structured as follows:

●

You will receive your current base salary through December 31, 2020 in semi-monthly payments of $16,666.67, subject to customary deductions and withholdings, including to cover your health insurance benefits under JMP’s Group Health Plan (including ArmadaCare or any other group health plan the Company selects) (the “Health Insurance Benefits”).

●

From January 1, 2021 through January 1, 2022 you will receive semi-monthly base salary payments of approximately $695, which amounts will be used to cover the Health Insurance Benefits from January 1, 2021 through January 31, 2022.

●

In addition, subject to your compliance with the terms of this agreement, you will be eligible to receive three balloon payments of (i) Eight Hundred Thousand Dollars ($800,000) to be paid on February 28, 2021, (ii) Four Hundred Thousand Dollars ($400,000) to be paid on July 30, 2021, and (iii) if you sign and do not revoke the Supplemental Release referred to in paragraph 24 below, you will receive the final payment of Four Hundred Thousand Dollars ($400,000) on February 28, 2022.

The payments and health insurance coverage set forth in this paragraph 2(a) are referred to in the aggregate as “Transition Compensation” and, as such, will be subject to all payroll deductions.

(b)

Employment During Transition Period. During the Transition Period, you shall remain available to perform your role as Transition Advisor for the Company and you, therefore, shall not perform any Services (as defined herein) during the Transition Period except for JMP or for any of its affiliates. You shall remain free to resign your employment at any time; upon such resignation, you shall immediately cease to receive any further Transition Compensation. For purposes of this section, “Services” shall mean engaging in any business venture (whether as executive, employee, consultant, holder of beneficial interest), that is a broker dealer and/or is engaged in the investment banking business (which investment banking business activities would include, without limitation, providing clients with M&A and/or strategic advice regarding corporate finance or other matters on which investment bankers customarily provide advice, acting as an underwriter in public offerings, acting as a placement agent in private placements, and/or providing equity research and/or sales and trading services). You also agree that, during the Transition Period, you shall not, directly or indirectly, (i) solicit any person who is currently an employee, or who during the Transition Period becomes an employee, of JMP Group LLC or any of its subsidiaries, including, without limitation, JMP Securities LLC, to resign from such company or to apply for or accept employment with any business performing Services or (ii) solicit any person or entity that is currently a client, or during the Transition Period becomes a client, or that has been a client, including, without limitation, a client of JMP Securities LLC, to engage as a client with any entity that performs Services. “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

3.     Taxes. All applicable payroll taxes will be deducted from the Transition Compensation. You acknowledge that the Company has not provided you any tax advice regarding this agreement or any payment received hereunder.

4.     Full Payment. You acknowledge that, except as set forth in this Transition Agreement, as of the Effective Date of this Transition Agreement, you have received full payment of all employment compensation and benefits of any kind as of the Effective Date of this Transition Agreement (including any wages, salary, accrued vacation, sick leave or other legally protected leave, bonuses, commissions, benefits and incentive compensation) that you may have earned as a result of your employment by the Company up to the Effective Date of this Transition Agreement. The Company owes you, and shall owe you, no further compensation or benefits of any kind, except as described herein above. In light of payment by the Company of all wages due, the parties further acknowledge and agree that California Labor Code Section 206.5 is not applicable to the parties. That section provides in pertinent part:

NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

You agree that the payment and benefits set forth in herein constitute the entire amount of consideration provided to you under this Transition Agreement, and that you will not seek any other compensation, benefits, damages, costs or attorneys’ fees in connection with the matters encompassed in this agreement or otherwise associated with your employment by, or any ownership interest in JMP. You further acknowledge that the consideration provided in this agreement is in addition to anything to which you are otherwise entitled or have already been paid by JMP.

As of the Resignation Date, you will no longer be eligible to participate in the Company 401k plan, however, nothing herein above shall constitute a waiver of any benefits which are already vested as of the Effective Date of this agreement, under the Company 401k plan or other ERISA-covered benefit plans provided by the Company, and you shall remain fully entitled to any and all such benefits in accordance with the terms of the applicable plan.

For avoidance of doubt, nothing in this paragraph is intended to address any non-employment related compensation or any right or claim to compensation arising under this Transition Agreement.

5.     Release of Claims. In exchange for the consideration provided herein, you, on your own behalf, and on behalf of your heirs, family members, beneficiaries, trusts, trustees, executors, administrators and assigns, unconditionally, irrevocably and absolutely release and discharge the Company, and its present and former parents, subsidiaries and affiliated entities, and its and their respective predecessors, successors, assigns, shareholders, officers, directors, Executive and other Committee members, managers, employees, agents, attorneys, insurers and others acting on its or their behalf, in their corporate and individual capacities (collectively, the “Released Parties”), from all claims related in any way to the transactions or occurrences between you and the Company arising on or before the time you signed this agreement, to the fullest extent permitted by law, including, but not limited to, your employment with Company, and all other losses, liabilities, claims, charges, demands, and causes of action, known or unknown, suspected or unsuspected, arising directly or indirectly out of or in any way connected with your employment with Company, except for claims for breach of this agreement.

This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims arising under local, state or federal law, regulation or ordinance, relating to employment, employment discrimination or harassment including, but not limited to, alleged violations of the Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Americans with Disabilities Act of 1990 (“ADA”), the National Labor Relations Act (“NLRA”), the Family and Medical Leave Act (“FMLA”), the Worker Adjustment and Retraining Notification Act (“WARN”), Equal Pay Act of 1963 (“EPA”), Sarbanes-Oxley Act of 2002, Uniformed Services Employment & Reemployment Rights Act (“USERRA”), the federal Fair Credit Reporting Act, the California Fair Employment and Housing Act (“FEHA”), the California Family Rights Act (“CFRA”), the California Equal Pay Act, the California Fair Pay Act, Healthy Workplace Healthy Family Act of 2014, all claims arising under the California Labor Code, and all claims arising under local or city regulation or ordinance, including but not limited to the San Francisco Paid Sick Leave Ordinance and the Family Friendly Workplace Ordinance, and any similar laws or regulations, whether local, state or federal. This release further includes any and all claims for discharge of employment, constructive discharge, termination in violation of public policy, retaliation, discrimination, harassment, failure to accommodate, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, conversion, unfair business practices, defamation, libel, slander, negligence, personal injury and invasion of privacy. This release also includes any and all claims for attorneys’ fees, costs and expenses, any and all claims arising under JMP’s written policies, practices, or procedures, and any and all claims arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by you as a result of this agreement.

To the extent permitted by law, you expressly waive your right to initiate any lawsuit or arbitration, whether brought by you or on your behalf, asserting any of the released claims. To the extent permitted by law, you also expressly waive your right to a recovery of any type, including damages or reinstatement, in any administrative proceeding (including proceedings before the Equal Employment Opportunity Commission, the National Labor Relations Board, and the California Department of Fair Employment and Housing) or in any court action, whether state or federal, and whether brought by you or on your behalf, related in any way to the matters released herein, except you expressly retain the right to receive an award for information that you provide to the Securities and Exchange Commission. Moreover, this agreement does not release any claims that are not waiveable as a matter of law, nor does this agreement bar any claims that, by statute, may not be waived, such as claims for workers’ compensation benefits, unemployment insurance benefits, statutory indemnity and any challenge to the validity of your release of claims under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended. (The terms surrounding your release of any ADEA claims are discussed more fully in Paragraph 8 and 23 of this agreement.)

As of the Effective Date, the Company is not aware of any claims it may have against you.

You and the Company agree that the release set forth in this Transition Agreement will be, and will remain, in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Transition Agreement or after the Transition Agreement is signed.

6.     California Civil Code Section 1542. You represent you are not aware of any claim other than the claims that are released by this agreement. You also understand and agree that this release applies to claims, known and presently unknown by you; and this means that if hereafter you discover facts different from or in addition to those which you now know or believe to be true, that the releases, waivers, discharge and promise not to sue or otherwise institute legal action shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such facts. You acknowledge you are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASING PARTY.

You, being aware of the above code section, agree to waive any rights you may have hereunder, as well as under any other statute or common law principles of similar effect.

7.     Effective Date. This agreement is effective if it is signed by you on or before August 21, 2020 and not revoked per Paragraph 8(c) below within seven (7) calendar days after your signing. The “Effective Date” of this agreement is 12:01 a.m. on the eighth (8th) calendar day from your signature date.

8.     Acknowledgement of Waiver of Claims under the ADEA. You acknowledge waiving and releasing any rights under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date on which you signed this agreement. You acknowledge that the consideration given for this waiver and release agreement is in addition to anything of value to which you were already entitled. By this writing, you further acknowledge receiving notice that:

(a)     You should consult with an attorney prior to executing this agreement;

(b)     You have 21 days within which to consider this agreement;

(c)     You have seven (7) calendar days following your execution of this agreement to revoke the agreement;

(d)     this agreement shall not be effective until the seven (7) day revocation period has expired;

(e)     nothing in this agreement prevents or precludes you from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law; and

(f)     in order to revoke this agreement, you must deliver a written revocation (which should also be sent by email) to JMP’s Legal Department at the following address before 12:00 a.m. (midnight) PST on the seventh calendar day following the date on which you signed this agreement:

General Counsel

JMP Group LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

Email: legal@jmpg.com

9.     No Prior Claims and Covenant Not to Sue. You represent that you have not sustained any work-related injuries. You also acknowledge that you have been granted and taken any leaves of absence to which you are entitled. You further represent that you have not initiated any complaint, charge, lawsuit or arbitration, whether in your name or on behalf of any other person or entity, involving any of the claims you are releasing in this agreement, except that you make no promise or averments as to whether or not you have made disclosures, allegations, charges, complaints, or provided information to the Securities and Exchange Commission. You further represent and warrant that you will not initiate any lawsuit or arbitration, whether in your name or on behalf of any other person or entity, asserting any of the released claims except as permitted by law under the Age in Discrimination in Employment Act of 1976, as set forth in Paragraphs 5 and 8(e).

10.     Administrative Charges and Communications. You further understand that nothing contained in this agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local government agency or commission, although you have released your right to recover relief in any such administrative action or proceeding, except as set forth in Paragraph 5 (“Release”) (pertaining to proceedings involving the Securities and Exchange Commission and actions under the Age Discrimination in Employment Act of 1967, as amended, challenging the knowing and voluntary nature of this agreement under the Older Workers Benefit Protection Act, as set forth in Paragraphs 5 and 8(e)). You also understand that this agreement does not limit your ability to communicate with or report violations of federal law or regulation to any federal, state or local government agencies or self-regulatory organizations, or to make other disclosures that are protected under the whistleblower provisions of federal law or regulation. This agreement also does not limit your ability to participate in any investigation or proceeding that may be conducted by such agencies, including the providing of truthful testimony, documents, or other information, without notice to the Company. This agreement also does not prohibit or restrict you or your attorney from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony before, the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization or any other state or federal regulatory authority, regarding this agreement or its underlying facts or circumstances.

11.     Non-Disparagement. Subject to the limitations provided in Paragraph 10 of this agreement and Section 7 of the National Labor Relations Act as it pertains to wages, and the terms and conditions of employment, as applicable, you agree not to make any statement, or encourage anyone else to make any statement, that could reasonably be construed as disparaging, defaming or slandering the Company, its subsidiaries or its or their respective businesses. The Company and its senior officers agree that they will not make any derogatory statements, either oral or written, about you or make any statements which could reasonably be construed as disparaging, defaming or slandering you or your reputation. Either you or JMP may make truthful statements when permitted or required by law or by order of any court, governmental agency, legislative body or other person or body with apparent jurisdiction to require such statements.

12.     Reference Checks. The Company will respond to reference checks for you pursuant to its formal policy, that is, it will provide only dates of employment and position held. The Company will provide information regarding your last compensation level if you provide written consent to the release of that information. You agree to direct all potential employers who request references for you to contact the Company’s Human Resources Department.

13.     No Admission of Liability. Neither this agreement, nor the payment and other consideration provided under this agreement, are an admission of liability or wrongdoing on the part of the Company or you, and they shall not be construed as such. The Company and you specifically disclaim any liability to each other or any other person for any alleged violation of the Company’s or your rights or the rights of any person or for any alleged violation of any order, law, statute, duty or contract.

14.     Non-Disclosure. Subject to the limitations provided in Paragraph 10 of this agreement and Section 7 of the National Labor Relations Act as it pertains to wages, and terms and conditions of employment, as applicable, you acknowledge your ongoing obligation to maintain the confidentiality of all confidential and proprietary information of the Company. All confidentiality agreements and confidentiality obligations in place during your employment shall remain in full force and effect. You also understand that pursuant to the Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of the law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the attorney and use the trade secret information in the court proceeding if the individual: (a) files any document containing trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

15.     Return of Company Property. You represent and warrant that you will return all keys, credit cards, documents, equipment and other materials that belong to the Company which have been in your custody, possession or control by January 1, 2022.

16.     Cooperation Regarding Other Claims and Non-Interference. If any claim is asserted by or against the Company about which you have relevant knowledge, you will reasonably cooperate with the Company in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by the Company. You will not interfere with the Company’s contracts or relationships with its customers, employees, vendors or others.

17.     Independent Legal Counsel. Each party represents that it has hereby been advised to, and has had the opportunity to, consult with an attorney and has carefully read and understands the scope and effect of the provisions of this agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this agreement.

18.     Confidentiality of Agreement. Except as required by law and as otherwise set forth in Paragraph 10 and this Paragraph 18, you will keep the existence, terms and amount of this agreement confidential and will not disclose them to any third party. Notwithstanding the foregoing, you may disclose the terms of this agreement to your spouse, legal counsel, accountants and tax advisors, but only after you have obtained their agreement, for the benefit of the Company, to abide by this confidentiality agreement. Nothing herein is intended to or will be construed to impede your right or duty to file taxes or report income honestly. You also may make disclosures as provided in Paragraph 10 of this agreement and as permitted by Section 7 of the National Labor Relations Act as it pertains to wages, and the terms and conditions of employment, as applicable.

19.     Severability/Amendment/Counterparts. If any part of this agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law and the remaining parts of this agreement will remain in full force and effect. This agreement may not be modified or amended except upon written consent by the party against whom such modification or amendment is sought to be enforced. This agreement shall be binding upon the parties and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns. The terms of this agreement shall be construed according to their plain meanings and not construed strictly against the Company. The failure of any party to insist upon the performance of any of the terms and conditions in this agreement, or the failure to prosecute any breach of any of the terms and conditions of this agreement, shall not be construed as a waiver of any such terms or conditions. This entire agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred. This agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.     Arbitration of Disputes. The parties agree that any dispute, claim, action, or proceeding arising out of or relating to the subject matter of this agreement will be brought exclusively through final and binding arbitration. The arbitration shall be conducted in accordance with the rules then obtaining of, FINRA. The FINRA Code of Arbitration Procedure can be found at www.finra.org or by asking the Company’s Human Resources Department at (415) 835-8900 for a copy of the rules. If FINRA declines to arbitrate the matter, the arbitration shall be conducted before the American Arbitration Association (the “AAA”) under its Employment Arbitration Rules and Mediation Procedures. The AAA Employment Arbitration Rules and Mediation Procedures can be found at www.adr.org or by asking the Company’s Human Resources Department at (415) 835-8900 for a copy of the rules. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the arbitration of any such claim, controversy, action or proceeding before FINRA or the AAA. The parties further agree that all claims subject to arbitration shall be resolved on an individual basis, and you hereby waive your right, to the maximum extent allowed by law, to consolidate any such claim(s) with the claim(s) of any other person in a class or collective action. This class action waiver does not apply to any claim that you bring in arbitration as a private attorney general solely on your own behalf and not on behalf of others. This Paragraph 20 is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law, and therefore, this Paragraph requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by way of court or jury trial. Such disputes include, without limitation, disputes arising out of or relating to the interpretation, arbitrability, enforceability, revocability or validity of the terms of this agreement, or any portion thereof. Notwithstanding any other provisions herein, disputes regarding the validity or enforceability of the class action waiver may be resolved only by a civil court of competent jurisdiction and not by an arbitrator. Unless otherwise required by the forum rules, the parties agree that the dispute will be decided by a single arbitrator. The arbitration shall be initiated and conducted in San Francisco, California. You and the Company will follow the FINRA Rules (if the arbitration is before the FINRA) or AAA Rules (if the arbitration is before the AAA) regarding initial filing fees, but in no event will you be responsible for any portion of those fees in excess of the filing fees or initial appearance fees applicable to court actions in the jurisdiction where the arbitration will be conducted. The Company will otherwise pay all costs and fees unique to arbitration. The arbitrator must follow applicable law and may award only those remedies that would have been available had the matter been heard in court. The parties agree that the arbitrator will issue a written award that sets forth the essential findings and conclusions on which the award is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. This agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. This agreement to arbitrate survives after your employment relationship with the Company has ended. Nothing herein shall be deemed to preclude or excuse you from using the Company’s existing internal procedures for resolution of complaints, including but not limited to the Company’s Open Door Reporting Policy and Whistleblower Policy, or from bringing an administrative claim before any agency in order to fulfill the party’s obligation to exhaust administrative remedies before making a claim in arbitration. This agreement to arbitrate does not apply to claims for worker’s compensation, state disability insurance or unemployment insurance benefits. Regardless of any other terms herein, claims may be brought before and remedies awarded by an administrative agency if applicable law permits access to such an agency notwithstanding the existence of an agreement to arbitrate. Disputes that may not be subject to predispute arbitration agreements as provided by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Public Law 111-203) are excluded from the coverage of this Paragraph 20. If any one or more provisions of this Paragraph 20 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

21.     Governing Law/Venue. This agreement is to be governed by and construed in accordance with the laws of the State of California as applied to contracts executed by California residents to be performed entirely within the State of California. You consent to personal jurisdiction and venue in the federal or state courts located in San Francisco, California for purposes of enforcement of any arbitration award or for any other proceedings related to the subject matter of this agreement.

22.     Entire Agreement. This is the entire, final and complete expression of all agreements between you and the Company regarding your employment at JMP and it supersedes and replaces all prior discussions, representations, agreements (written or oral), policies and practices on the subject of your employment with the exception of the Deferred Compensation Agreement. You acknowledge that with respect to your employment at JMP, in signing this agreement, you are relying solely on what is contained in this written agreement, and are not relying on anything not set forth in writing herein.

23.     Knowing and Voluntary Execution of Agreement. You understand that you are releasing potentially unknown claims, and that you may have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this agreement, you may learn information that might have affected your decision to enter into this agreement. You assume this risk and all other risks of any mistake in entering into this agreement. This agreement is executed voluntarily and without any duress or undue influence with the full intent of releasing all claims. You acknowledge that:

(a)     you have read this agreement;

(b)     you were and hereby are advised in writing by the Company to consult with an attorney prior to executing this agreement; and you have been represented in the preparation, negotiation and execution of this agreement by legal counsel of your own choice or you have voluntarily declined to seek such counsel;

(c)     you understand the terms and consequences of this agreement and of the releases it contains;

(d)     you are fully aware of the legal and binding effect of this agreement; and

(e)	your waiver of rights under this agreement is knowing and voluntary.

24.     Supplemental Release. You agree that on or about December 31, 2021, as a condition to the final Transition Compensation payment, you will execute a Supplemental Release of claims substantially reflecting the substance of Paragraphs 5, 6, 7 and 8 of this Transition Agreement. Such Supplemental Release will be presented to you on or before December 16, 2021. If the Supplemental Release is not provided to you on or before December 16, 2021, you will not be required to sign it.

[SIGNATURE PAGE FOLLOWS]

I, Carter D. Mack, having been advised to consult with an attorney, hereby agree to be bound by this agreement.

/s/ Carter D. Mack

Carter D. Mack

Dated: 8/12/2020 18:39 PM PDT

JMP Group LLC

Allison Miller

Director, Human Resources

/s/ Allison Miller

JMP Securities LLC

Allison Miller

Director, Human Resources

/s/ Allison Miller